UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    December 19, 2008

Multiband Corporation

(Exact name of registrant as specified in its chapter)

Minnesota	13529	41-1255001
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, Minnesota	55428
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        763-504-3000

_______________________________________________________
(Former name or former address, if changed since last report)

Item 7.01

Other Events and Regulation FD Disclosure.

In May 2007 (and as subsequently amended), DirecTECH Holding Company (DTHC) and its subsidiaries (the DTHC Operating Entities) entered into a Loan and Security Agreement (“Loan”) with MB Financial Bank, N.A. (“MB Financial”.)

On December 17, 2008 MB Financial was paid in full from DTHC via a loan from the DTHC Operating Entities, one of which, Michigan Microtech, Inc., is currently owned 49% by DTHC and 51% by Multiband Corporation.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K report to be signed on its behalf by the undersigned hereunto duly authorized.

Multiband Corporation

Date: December 19, 2008	By:	/s/ James L. Mandel
James L. Mandel
Chief Executive Officer